REVEN HOUSING FLORIDA, LLC, a Delaware limited liability company, as mortgagor (Mortgagor)

to

SILVERGATE BANK, a California corporation, as mortgagee

(Mortgagee)

MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING

Dated: March 10, 2015
Location: Clay County, Florida

PREPARED BY, AND UPON RECORDATION RETURN TO:

PIRCHER, NICHOLS & MEEKS
1925 Century Park East, Suite 1700
Los Angeles, CA 90067-6077
Attention: Suprina Sheth

NOTICE TO RECORDER:

FLORIDA DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $12,869.15 AND FLORIDA NON-RECURRING INTANGIBLE TAXES IN THE AMOUNT OF $7,353.72 ARE BEING PAID UPON RECORDATION OF THIS INSTRUMENT BASED ON THE $3,526,985 LOAN SECURED HEREBY. ALL DOCUMENTARY STAMP TAXES AND NON-RECURRING INTANGIBLE TAXES HAVE BEEN PAID UPON RECORDATION OF THE MORTGAGE IN DUVAL COUNTY BASED UPON THE PRINCIPAL AMOUNT OF THE NOTE.

MORTGAGE
ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING

(County of Duval, Florida)

THIS MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING (the "**Mortgage**") is made as of March 10, 2015, by **REVEN HOUSING FLORIDA, LLC**, a Delaware limited liability company ("**Mortgagor**"), to **SILVERGATE BANK**, a California corporation ("**Mortgagee**"), as mortgagee.

1. **DEFINITIONS**. Certain terms used in this Mortgage are defined below; and certain other terms used in this Mortgage are defined elsewhere in this Mortgage. Except as otherwise indicated: terms defined in the Note shall have the same meaning when used in this Mortgage or other Loan Document; and terms defined in the Loan Documents other than this Mortgage shall have the same meaning when used herein or in the Note.

"**Affiliate**" means, with respect to any Person, any other Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person, or directly or indirectly.

"**Change of Control**" means an event or series of events occurring after the effective date of this Mortgage by which:

1. The passage of thirty days from the date upon which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent, or control over fifty-one percent (51%) or more of the Equity Interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right); or

2. The occurrence of liquidation of Parent.

"**Control**" means (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power (i) to vote the majority of the outstanding voting securities of such person or entity; or (ii) to otherwise direct management policies of such person or entity by contract or otherwise.

"**Event of Default**" means the occurrence of any of the following, regardless of the cause thereof, or the circumstances giving rise thereto:

1.1.1 Mortgagor's failure to make any payment when due in accordance with the terms of the Note, this Mortgage or any Loan Document;

1.1.2 Any of Mortgagor's representations or warranties contained in the Note or any Loan Document is materially untrue;

1.1.3 A Transfer, other than a Permitted Transfer, occurs without the prior written consent of Mortgagee;

1.1.4 Should any party be identified on the Addendum attached hereto as Exhibit "B" (the "Addendum") as an "Additional Essential Party" (being collectively herein called the "Additional Essential Parties"), Mortgagor, any guarantor of the Note, any shareholder owning twenty

percent (20%) or more of the shares of Mortgagor, any general partner, joint venturer, manager or any managing member of Mortgagor, or any successors and permitted assigns of any of them:

(a) file a petition in voluntary bankruptcy or for an arrangement or reorganization under any bankruptcy or insolvency laws, or debtor relief statutes (hereinafter referred to as a "**Bankruptcy Proceeding**");

(b) file any answer in any Bankruptcy Proceeding or any other action or proceeding admitting insolvency or inability to pay its debts;

(c) fail to oppose, or fail to obtain a vacation or stay of, any involuntary Bankruptcy Proceeding within forty-five (45) days after the filing thereof;

(d) be granted a decree or order for relief, or be adjudicated a bankrupt or declared insolvent in any Bankruptcy Proceeding, whether voluntary or involuntary;

(e) have a trustee or receiver appointed for or have any court take jurisdiction of its property, or the major part thereof, or the Property, in any voluntary or involuntary proceeding for the purpose of reorganization, arrangement, dissolution or liquidation, if such trustee or receiver is not discharged or if such jurisdiction is not relinquished, vacated or stayed on appeal or otherwise, within forty-five (45) days after the commencement thereof;

(f) make an assignment for the benefit of creditors;

(g) consent to any appointment of a receiver or trustee or liquidator of all of its property, or the major part thereof, or the Property;

(h) have an attachment or execution levied with respect to, or other judicial seizure be effected for, all or substantially all of its assets or interest in the Property, or the placing of any attachment, levy of execution, charging order, or other judicial seizure on the interest of any member in Mortgagor; or

(i) dissolve as an entity, whether voluntarily or involuntarily, or by operation of law;

1.1.5 Failure by any guarantor of the Note, or of any obligation under any Loan Document, to perform any of its obligations under its guaranty agreement, or any of such guarantor's representations or warranties contained in its guaranty, or in any other document or instrument furnished or delivered to Mortgagee in connection therewith, is materially untrue;

1.1.6 The entry of a final judgment, final order or final decree for the payment of money against Mortgagor, which is not satisfied and paid, or enforcement of which has not been stayed, within ten (10) days after the date of entry of such judgment, order or decree;

1.1.7 If (a) the term of any policy of insurance required by this Mortgage shall expire or lapse, or (b) Mortgagor receives notice of cancellation of any such policy and Mortgagor does not provide Mortgagee with written evidence of a replacement or renewal policy of insurance complying with this Mortgage at least five (5) business days prior to the date of cancellation or expiration of such policy;

1.1.8 A default shall have occurred under any other encumbrance or security agreement affecting the Property whether senior or junior; or

1.1.9 Mortgagor's default in the performance of any other term, covenant or condition contained in the Note, this Mortgage or any other Loan Document, which is not cured within thirty (30) days after written notice of such default given by Mortgagee to Mortgagor (except that, if the default is such that it cannot be cured within said thirty (30) day period, and Mortgagor promptly commences the cure of such default within thirty (30) days after such written notice and diligently pursues such cure to completion, then such thirty (30) day period shall be extended to such period of time as may be reasonably necessary, but in no event more than a total of ninety (90) days).

"**Good Faith**" as used in this Mortgage and the Loan Documents means honesty in fact (and is not intended to impose a standard of commercial reasonableness).

"**Loan**" means the loan evidenced by the Note.

"**Loan Documents**" means the Note, this Mortgage and any other documents or instruments now or hereafter securing or evidencing the Note or the obligations secured by this Mortgage (but not that certain Unsecured Environmental Indemnity Agreement of even date herewith by Mortgagor in favor of Mortgagee).

"**Parent**" means Reven Housing REIT, Inc., a Maryland corporation.

"**Permitted Transfer**" means (i) a transfer of all of the ownership interests in Mortgagor by Parent to a limited partnership ("**Member**") Controlled by Parent and initially owned entirely by Parent, directly or indirectly; (ii) any Transfer of interests in Parent as a result of the sale of Parent's stock on any nationally recognized securities exchange, inter-dealer quotation system or over-the-counter marketplace; or (iii) any issuance, sale, assignment, alienation conveyance, divestment, transfer, disposition, hypothecation, mortgage or encumbrance of any equity interest in Parent, provided that such issuance, transfer or encumbrance does not constitute a Change of Control.

"**Person**" means any person or entity.

"**Personal Property**" means all "Accounts", "Cash proceeds", "Chattel paper", "Collateral", "Commercial tort claims", "Deposit accounts", "Documents", "Electronic chattel paper", "Equipment", "Fixtures", "General intangibles", "Goods", "Instruments", "Inventory", "Investment property", "Letter-of-credit rights", "Noncash proceeds", "Payment intangibles", "Proceeds", "Software", "Supporting Obligations", and "Tangible chattel paper", as defined in the Uniform Commercial Code (as such Uniform Commercial Code may be amended from time to time) and any and all other personal property in which Mortgagor has any interest, whether currently owned or hereafter acquired, relating to, generated from, arising out of or incidental to the ownership, development, use or operation of the Real Property (whether or not subsequently removed from the Real Property (other than that portion of the Property consisting of the Real Property), including, without limitation, all (i) machinery and tools; (ii) rugs, carpets and other floor coverings; (iii) draperies and drapery rods and brackets, awnings, window shades, venetian blinds and curtains; (iv) lamps, chandeliers and other lighting fixtures; (v) office maintenance and other supplies; (vi) apparatus, appliances, furniture and furnishings, building service equipment, and building materials, supplies and equipment; (vii) rights, royalties, rents, security deposits, advance rentals, revenues, profits and benefits; (viii) leases, lease guarantees, contracts, contract rights, licenses, permits and certificates; (ix) deposits, funds, money and deposit accounts (including any accounts, including reserve accounts, established under any of the Loan Documents); (x) tenements, hereditaments and appurtenances; (xi) approvals and parcel maps (whether tentative or final), building permits and certificates of occupancy; (xii) names under or by which the Property or any of the Improvements may at any time be operated or known and rights to carry on business under any such names or any variant thereof; (xiii) trademarks and good will; (xiv) management agreements, service contracts, supply contracts or other contracts or agreements; (xv) warranties; (xvi) water stock; (xvii) shares of stock or other evidence of ownership of any part of the Property or Improvements that is owned by Mortgagor in common with others, and all documents

of membership in any owners' or members' association or similar group having responsibility for managing, maintaining or operating any part of the Property or Improvements; (xviii) plans and specifications prepared for construction of improvements on the Property, or any part thereof, and studies, data and drawings related thereto, including, without limitation, studies, data or reports relating to toxic or hazardous wastes or materials located on the Property and/or Improvements, and contracts and agreements of Mortgagor relating to the aforesaid plans and specifications or to the aforesaid studies, data, reports and drawings or to the construction of improvements on the Property; (xix) sales agreements, deposit receipts, escrow agreements and other ancillary documents and agreements entered into respecting the sale to any purchasers of any part of the Property, and/or Improvements, together with all deposits and other proceeds of the sale thereof; (xx) damages, royalties and revenue of every kind, nature and description whatsoever that Mortgagor may be entitled to receive from any person or entity owning or having or hereafter acquiring a right to the oil, gas or mineral rights and reservations of the Property; (xxi) deposits made with or other security given to utility companies by Mortgagor with respect to the Property and/or Improvements; (xxii) advance payments of insurance premiums made by Mortgagor with respect to, and all claims or demands with respect to, insurance; (xxiii) negotiable certificates of deposit of Mortgagor in Mortgagee's possession and all accounts of Mortgagor maintained with Mortgagee and each deposit account of Mortgagor assigned to Mortgagee pursuant to any agreement; (xxiv) insurance proceeds (including insurance proceeds for insurance not required under the terms of this Mortgage); (xxv) condemnation awards; (xxvi) causes of action, claims, compensation, awards and recoveries for any damage or injury to the Property and/or Improvements or for any loss or diminution in value of the Property and/or Improvements; (xxvii) books and records, including, without limitation, all computer records, computer tapes and electronic and electromagnetic representations and reproductions thereof; (xxviii) guaranties of and security for any of the foregoing; (xxix) all reserves and impounds and accounts held by Mortgagee in connection with the Loan; (xxx) all substitutions, renewals, improvements, attachments, accessions, additions and replacements to any of the foregoing; and all "Proceeds" (as such term is defined in the Uniform Commercial Code), collections, insurance proceeds and products of any of the property listed in (i) through (xxx) above, including without limitation, proceeds of any voluntary or involuntary disposition or claim respecting any part thereof (pursuant to judgment, condemnation award or otherwise) and all documents, instruments, general intangibles, goods, equipment, inventory, chattel paper, monies, accounts, deposit accounts and other personal property that may arise from the sale or disposition of any of the foregoing, all guaranties of and security for any of the foregoing, and all books and records, including, without limitation, all computer records, computer tapes and electronic and electromagnetic representations and reproductions thereof, relating to any of the foregoing.

"**Property**" means the individual real property described in Exhibit "A", attached hereto and incorporated herein by reference, together with all buildings and other improvements ("**Improvements**") now or hereafter located thereon, whether now owned or hereafter acquired (such real property, buildings and improvements and after acquired interest being hereinafter collectively referred to as the "**Real Property**"); the Personal Property; all easements and other rights now or hereafter made appurtenant to the Real Property; all additions and accretions to the Real Property; all fixtures, machinery, equipment, and appliances at any time attached to, or located in or on the Real Property in which Mortgagor has an interest; all rights in or to existing or future streets or public places; all existing and future minerals, oil, gas and other hydrocarbon substances upon, under or through the Real Property; all water and water rights, pumps and pumping plants, and existing and future water stock relating thereto; all existing and future shares of stock or other evidence of ownership of any part of the foregoing property and all intangible property and rights relating to the foregoing property, or the operation thereof or used in connection therewith, including all options, sales contracts and rights of first refusal of any nature whatsoever, covering all or any portion of such property, together with any deposits or other payments made in connection therewith, existing and future development rights, permits and approvals, air rights and other similar land use permits, approvals or entitlements; and all proceeds of any of the foregoing. Any reference in this Mortgage to the "Property" shall mean the Property described in this Section, any part thereof, or any interest therein.

"**Taxes and Assessments**" means all taxes, assessments, levies and charges imposed by any public or quasi-public authority having jurisdiction over the Property which are or may affect, or become a lien upon, the Property, or the rents, royalties, profits and income of the Property, or interest therein, or imposed by any public or quasi-public authority upon Mortgagor or Mortgagee by reason of their respective interests in the Property or by reason of any payment, or portion thereof, made to Mortgagee hereunder or pursuant to any obligation secured by any of the Loan Documents, other than taxes which are measured by and imposed upon Mortgagee's general net income.

"**Transfer**" means the sale, transfer, hypothecation, encumbrance, mortgage, conveyance, lease, alienation, assignment, disposition, divestment, or leasing with option to purchase, or assignment of the Property, or any portion thereof or interest therein or in Mortgagor (whether direct or indirect, legal or equitable including the issuance, sale, assignment, alienation, conveyance, divestment, transfer, disposition, hypothecation, mortgage or encumbrance of any ownership interest in Mortgagor); or entering into any agreement or contract to do any of the foregoing which is not conditioned on compliance with the terms of the Loan Documents with respect to Transfers, or undertaking, suffering or causing any of the foregoing to occur voluntarily, involuntarily or by operation of law; or a Change of Control.

"**Uniform Commercial Code**" means the Uniform Commercial Code as enacted in the State of Florida.

2. **GRANT**. Mortgagor does hereby irrevocably and unconditionally mortgage, grant, bargain, sell, pledge, assign, warrant, transfer, and convey the Property to Mortgagee, for the purposes and upon the terms and conditions hereinafter set forth.

3. **ASSIGNMENT OF RENTS**. Mortgagor absolutely, unconditionally and irrevocably assigns to Mortgagee the rents, royalties, issues, profits, security deposits and income of the Property for the purposes and upon the terms and conditions hereinafter set forth including the license granted in Section 6.10.1 hereof. The foregoing assignment shall not impose upon Mortgagee any duty to produce rents from the Property, and such assignment shall not cause Mortgagee to be a "mortgagee in possession" for any purpose. This assignment is an absolute and present assignment from Mortgagor to Mortgagee and not merely the passing of a security interest, subject only to the provisions hereinafter contained pertaining to Mortgagor's right to collect rents, issues and profits of the Property.

4. **OBLIGATIONS SECURED**. Mortgagor makes the foregoing grant and assignment for the purpose of securing the following in such order of priority as Mortgagee may determine (the "**Obligations**"):

4.1 **Payment of Loan**. Payment to Mortgagee of all indebtedness evidenced by or arising under the Note, together with interest thereon, including sums added to the principal balance of the Note in accordance with the terms thereof, and all prepayment, late charges or other charges or fees payable thereunder, and any and all modifications, extensions, renewals or substitutions thereof whether or not evidenced by a new or additional promissory note or notes;

4.2 **Payment of Further Loans**. Payment of such further indebtedness with interest thereon, and performance of and compliance with such further obligations as the then record owner of the Property may undertake to pay, perform or comply with for the benefit of Mortgagee, its successors or assigns, when such borrowing or obligation is evidenced by a note or by any writing reciting that it or they are so secured;

4.3 **Performance Under Loan Documents**. Performance of and compliance with each agreement, undertaking, obligation, warranty or representation of Mortgagor or any other person contained in any of the Loan Documents, or incorporated therein by reference, or in any and all documents, leases or instruments assigned to Mortgagee or executed in Mortgagee's favor and

delivered thereunder, and payment of all sums, fees, costs and expenses as therein set forth or which may otherwise be advanced by or due to Mortgagee under any provision of any of the Loan Documents, with interest thereon at the rate provided therein. However, if any document now or hereafter executed by Mortgagor and Mortgagee contains any obligation, covenant, representation or warranty of Mortgagor that by its express terms, or by the express terms of such document, is not intended to be secured by this Mortgage, then such obligation, covenant, representation or warranty shall not be secured by this Mortgage or any other Loan Document (but only to the extent necessary, with respect to temporal applicability, scope or otherwise, to render the same unsecured), and to the extent (if any) that such unsecured obligation, covenant, representation or warranty may be repeated in any provision of this Mortgage or any other Loan Document, it shall be deemed stricken and excluded from this Mortgage and such Loan Document (but only to the extent necessary, with respect to temporal applicability, scope or otherwise, to render the same unsecured) from and after the date on which such unsecured obligation, covenant, representation or warranty arises and becomes effective under terms of the document in which it is contained.

5. **SECURITY AGREEMENT AND FIXTURE FILING.**

5.1 **Grant of Security Interest**. Mortgagor hereby grants to Mortgagee a security interest in the Personal Property to secure all of the Obligations and all other obligations of Mortgagor to Mortgagee contained in this Mortgage and any other Loan Documents. This Mortgage constitutes a security agreement with respect to all personal property in which Mortgagee is granted a security interest hereunder, and Mortgagee shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as well as all other rights and remedies available at law or in equity.

5.2 **Perfection**. Mortgagor will execute, acknowledge, deliver and cause to be recorded or filed, in the manner and place required by any present or future law, any instrument that may be requested by Mortgagee to publish notice or protect, perfect, preserve, continue, extend, or maintain the security interest and lien, and the priority thereof, of this Mortgage or the interest of Mortgagee in the Property, including, without limitation, deeds of trust, security agreements, financing statements, continuation statements, and instruments of similar character, and Mortgagor shall pay or cause to be paid (i) all filing and recording taxes and fees incident to each such filing or recording, (ii) all reasonable out-of-pocket expenses, including without limitation, reasonable out-of-pocket attorneys' fees and costs, incurred by Mortgagee in connection with the preparation, execution, and acknowledgement of all such instruments, and (iii) all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments, and charges arising out of or in connection with the execution and delivery of such instruments. Mortgagor hereby irrevocably constitutes and appoints Mortgagee as the attorney-in-act of Mortgagor, to deliver and, if appropriate, file with the appropriate filing officer or office any such instruments if Mortgagor should fail to do so. In addition, Mortgagor hereby authorizes Mortgagee to cause any financing statement or fixture filing to be filed or recorded without the necessity of any signature of Mortgagor on such financing statement or fixture filing.

5.3 **Remedies**. Upon the occurrence and during the continuance of any Event of Default, Mortgagee shall have the right to cause the Property that is Personal Property and subject to the security interest of Mortgagee hereunder to be sold at any one or more public or private sales as permitted by applicable law, and Mortgagee shall further have all other rights and remedies, whether at law, in equity, or by statute, as are available to secured creditors under applicable law, specifically including, without limitation, the right to proceed as to both the real property and the personal property contained within the Property as permitted by Uniform Commercial Code Section 9501(4). Any such disposition may be conducted by an employee or agent of Mortgagee. Any person, including Mortgagee, shall be eligible to purchase any part or all of such property at any such disposition.

5.4 **Expenses**. If an Event of Default has occurred and is continuing, expenses of retaking, holding, preparing for sale, selling or the like shall be borne by Mortgagor and shall include, without limitation, Mortgagee's out-of-pocket attorneys' fees and legal expenses. If an Event

of Default shall have occurred and be continuing, then Mortgagor, upon demand of Mortgagee, shall assemble such Personal Property and make it available to Mortgagee at such place as shall be required by Mortgagee in its sole discretion. Mortgagee shall give Mortgagor at least ten (10) days' prior written notice of the time and place of any public sale or other disposition of such personal property or of the time of or after which any private sale or any other intended disposition is to be made, and if such notice is sent to Mortgagor, at the same address as is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Mortgagor.

5.5 **Place of Business.** Mortgagor maintains a place of business as set forth as the address of Mortgagor provided on the Addendum hereto, and Mortgagor will immediately notify Mortgagee in writing of any change in its place of business.

5.6 **Fixtures.** This Mortgage is also to be recorded as a "fixture filing" as defined in Uniform Commercial Code Section 9-102(a)(4) and covers goods that are or are to become fixtures.

6. **COVENANTS.**

6.1 **Performance of Obligations.** Mortgagor shall promptly pay when due all sums secured hereby, together with any interest thereon, and shall perform and comply with in a timely matter all other obligations secured by this Mortgage. All sums payable by Mortgagor hereunder shall be paid without notice, demand, setoff, deduction, defense, abatement or deferment and all obligations and liabilities of Mortgagor hereunder shall not be released, discharged or otherwise affected by reason of any act, claim or circumstance of any kind or nature, whether or not Mortgagor has notice or knowledge thereof.

6.2 **Title.** Mortgagor warrants and represents that (a) Mortgagor lawfully holds and possesses the Property and has the right to encumber the same; (b) the persons executing this Mortgage on behalf of Mortgagor have the full right, power and authority so to do on behalf of Mortgagor; (c) this Mortgage, as so executed and delivered, is a valid and fully binding obligation of Mortgagor, enforceable in accordance with its terms; and (d) Mortgagor, its authorized employees, agents and representatives, have all reviewed, approved, and been fully advised with respect to this Mortgage, the loan transaction evidenced by the Note, and any other document or instrument executed and delivered in connection therewith or as security therefor. To Mortgagor's actual knowledge, Mortgagor holds good and marketable fee simple title and estate to the Property and has full right, power and authority to convey the same subject to encumbrances, easements, reservations and restrictions, and to Mortgagor's actual knowledge free of all liens, encumbrances and charges whatsoever, except for the exceptions shown in the title insurance policy in favor of Mortgagee insuring the lien of this Mortgage ("**Permitted Encumbrances**"). Mortgagor represents and warrants that none of the Permitted Encumbrances will materially and adversely affect (i) Mortgagor's ability to pay in full the Obligations, (ii) the use of the Property for the use currently being made thereof, (iii) the operation of the Property, or (iv) the value of the Property.

6.3 **Taxes and Assessments.**

6.3.1 **Mortgagor's Obligation for Payment of Taxes and Assessments.** Mortgagor shall pay all Taxes and Assessments prior to delinquency. Notwithstanding the preceding sentence, Mortgagor shall have the right to contest in good faith the validity or amount of any Taxes or Assessments which right, however, is conditional upon (i) such contest having the effect of preventing the collection of the tax, assessment or lien so contested and the sale or forfeiture of the premises or any part thereof or interest therein to satisfy the same, (ii) Mortgagor giving Mortgagee written notice of its intention to contest the same in a timely manner, which, with respect to any contested tax or assessment, shall mean before any such tax, assessment or lien has been increased by any penalties or costs, and with respect to any contested mechanic's lien claim, shall mean within thirty (30) days after Mortgagor receives actual notice of the filing thereof, and (iii) Mortgagor making and thereafter

maintaining with Mortgagee or such other depository as Mortgagee may designate, a deposit (the "**Cash Deposit**") of cash (or United States government securities, in discount form, or other security as may, in Mortgagee's sole discretion, be acceptable to Mortgagee, and in either case having a present value equal to the amount herein specified) in an amount no less than One Hundred Fifty Percent (150%) of the amount which, in Mortgagee's reasonable opinion, determined from time to time, shall be sufficient to pay in full such contested tax, assessment or lien and penalties, costs and interest that may become due thereon in the event of a final determination thereof adverse to Mortgagor or in the event Mortgagor fails to prosecute such contest as herein required, or in lieu thereof, Mortgagor providing to Mortgagee title insurance over such matters in form and substance reasonably acceptable to Mortgagee, and (iv) Mortgagor diligently prosecuting such contest by appropriate legal proceedings. In the event Mortgagor shall fail to prosecute such contest with reasonable diligence or shall fail to maintain sufficient funds, or other security as aforesaid, on deposit as hereinabove provided, Mortgagee may, at its option, liquidate the securities deposited with Mortgagee, and apply the proceeds thereof and other monies deposited with Mortgagee in payment of, or on account of, such taxes, assessments, or liens or any portion thereof then unpaid, including the payment of all penalties and interest thereon. Notwithstanding the foregoing, a Cash Deposit shall not be required if the aggregate amount that may be due for such contested tax, assessment, or liens and penalties, costs, and interest is less than $10,000. When and if so requested by Mortgagee, Mortgagor shall deliver promptly to Mortgagee receipts evidencing such payment, except to the extent Mortgagee makes payments with deposits under Section 6.5. Mortgagor shall not suffer, permit, initiate, or otherwise cause for any tax purpose, the joint assessment of the real property described in Exhibit "A" hereto and any personal property located thereon, or any other procedure whereby the lien of real property taxes and assessments and the lien of personal property taxes shall be assessed, levied or charged against such real property as a single lien. While any obligation or indebtedness secured by any Loan Document or the lien of this Mortgage remains outstanding on the Property, the Property shall be segregated on the applicable tax rolls from all other properties, both real and personal; and, upon request, Mortgagor shall procure on behalf of Mortgagee a tax service contract, the issuer, form and content of which shall be subject to Mortgagee's prior approval.

6.3.2 **Effect of Change in Law**. If at any time any law is enacted which deducts from the value of real property, for taxation purposes, any lien thereon, or changes in any way the laws now in force for the taxation of deeds of trust or debts secured thereby, or the manner of collection of any such taxes so as to affect any interest of Mortgagee under this Mortgage then Mortgagor shall pay such tax if it may lawfully do so. If Mortgagor is not permitted by applicable law to pay such tax, or if such payment would violate any applicable law, then the whole of the principal sum secured by this Mortgage, together with accrued interest thereon, at the option of Mortgagee, without demand or notice, shall immediately become due and payable.

6.4 **Insurance**. For so long as this Mortgage or the Note is in effect, Mortgagor shall continuously maintain insurance in accordance with the following provisions:

6.4.1 **Required Coverage**. Mortgagor shall maintain or cause to be maintained insurance in such amounts and insuring against such risks as shall be required by Mortgagee from time to time, including the following:

(a) **All Risk**. All risk coverage insurance, including loss or damage by fire, lightning, windstorm, hail, explosion, riot attending a strike, civil commotions, aircraft, vehicles, smoke and other risks from time to time included under "all risks coverage" policies in an amount equal to one hundred percent (100%) of the full replacement value of all improvements on the Property, with co-insurance clause, if any, only as acceptable to Mortgagee;

(b) **Liability**. Public liability and property damage insurance applicable to the Property in an amount not less than One Million Dollars ($1,000,000);

(c) **Flood and Mudslide**. Flood and mudslide insurance in amount equal to the lesser of (1) the amount required for one hundred percent (100%) of the full replacement value of all improvements, with co-insurance clause if any, only as acceptable to Mortgagee, or (2) the maximum limit of coverage available with respect to the Property under the Federal Flood Insurance Program; provided that such flood and mudslide insurance shall not be required if Mortgagor shall provide Mortgagee with evidence satisfactory to Mortgagee in its sole discretion that the Property is not situated within an area identified by the Secretary of Housing and Urban Development (or any other appropriate governmental department, agency, bureau, board, or instrumentality) as an area having special flood or mudslide hazard, and that no flood or mudslide insurance is required on the Property by any regulations under which the Mortgagee is governed;

(d) **Rent Loss**. Rent loss or business interruption insurance against any loss of income resulting from damage or destruction from insurable perils in an amount not less than twelve (12) months of principal and interest payments under the Note, together with escrow collections under Section 6.5;

(e) **Mandatory Insurance**. Workers' compensation and all other insurance, if any, of whatsoever description and in such amounts as may be required by any ordinance, law or governmental regulation to be carried or maintained by Mortgagor or the owner of all or any part of the Property in connection with Mortgagor's operation of the same or the use of the same by Mortgagor or any other person, partnership, corporation or entity, or in connection with the construction, demolition, maintenance or repair of the Property or any part thereof; and

(f) **Other Insurance Coverages**. Such increased amounts and additional insurance, and in such amounts, as may from time to time be required by Mortgagee including boiler and machinery insurance, earthquake and leasehold interest income insurance.

6.4.2 **General Requirements**. The policies of insurance to be maintained by Mortgagor under the provisions of this Mortgage shall be issued by responsible insurance carriers with a Best's rating of no less than A-I, licensed to do business in the State of Florida, who are reasonably acceptable to Mortgagee and shall be in such form and with such endorsements (including a mortgagee clause in favor of Mortgagee), waivers and deductibles (in no event to exceed $10,000) as Mortgagee shall designate or approve. Without limitation on the foregoing:

(a) **Named Insureds.** All policies shall name Mortgagor as the insured, and (with the exception of policies for workmen's compensation insurance) shall name Mortgagee as mortgagee and as an additional insured (under a standard non-contributing mortgagee protection clause, in form satisfactory to Mortgagee, attached to such policy or policies whenever applicable, and providing, among other matters, that all insurance proceeds shall be paid to Mortgagee).

(b) **Required Provisions.** All policies shall contain: (1) the agreement of the insurer to give Mortgagee at least 30 days' notice prior to cancellation or expiration of or change in such policies, or any of them; (2) a waiver of subrogation rights against Mortgagee and Mortgagor; (3) an agreement that such policies are primary and non-contributing with any insurance that may be carried by Mortgagee; (4) a statement that the insurance shall not be invalidated should any insured waive in writing prior to a loss any or all right of recovery against any party for loss accruing to the property described in the insurance policy; and (5) if obtainable, a provision that no act or omission of Mortgagor shall affect or limit the obligation of the insurance carrier to pay the amount of any loss sustained. As of the date hereof, and subject to any changes in such requirements which Mortgagee may, in its discretion, make from time to time pursuant to its rights under this Section 6.4, each policy of property insurance hereunder shall contain a lender's Loss Payable endorsement (Form 438 B.F.U.), Mortgagee Clause (Form 127B), or other non-contributory mortgagee clause of similar form and substance acceptable to Mortgagee in favor of Mortgagee as a first mortgagee.

6.4.3 **Delivery of Policies and Renewals.** Concurrently herewith, Mortgagor shall deliver to Mortgagee original policies with premiums prepaid evidencing the insurance required hereunder. Mortgagor shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Mortgagor shall deliver to Mortgagee such original renewal policies with premiums prepaid at least fifteen (15) days before the expiration of any existing policy.

6.4.4 **Adjustment and Distribution of Casualty Insurance Proceeds.** Mortgagor shall cause any insurance policy in respect of loss or damage to the Property to provide that any loss (a) shall be adjusted by Mortgagor and Mortgagee, and (b) shall be paid to Mortgagee.

6.4.5 **Release.** Mortgagor, for itself, and on behalf of its insurers, hereby releases and waives any right to recover against Mortgagee on any liability for: damages for injury to or death of persons; any loss or damage to property, including the property of any occupant of the Property; any loss or damage to buildings or other improvements comprising the Property; any other direct or indirect loss or damage caused by fire or other risks, which loss or damage is or would be covered by the insurance required to be carried hereunder by Mortgagor, or is otherwise insured; or claims arising by reason of any of the foregoing, except to the extent caused solely by the active negligence of Mortgagee.

6.4.6 **Miscellaneous.** Mortgagee shall not, by reason of accepting, rejecting, obtaining or failing to obtain insurance, incur any liability for (a) the existence, non-existence, form, amount or legal sufficiency thereof, (b) the solvency or insolvency of any insurer, or (c) the payment of losses. All insurance required hereunder or carried by Mortgagor shall be procured at Mortgagor's sole cost and expense. Mortgagor shall deliver to Mortgagee receipts satisfactory to Mortgagee evidencing full prepayment of the premiums therefor, except to the extent Mortgagee makes payments with Mortgagor's deposits under Section 6.5 (for the periods and payments so covered by such payments). In the event of foreclosure on, or other transfer of title in lieu of foreclosure of, the Property, all of Mortgagor's interest in and to any and all insurance policies in force shall pass to Mortgagee, or the transferee or purchaser as the case may be, and Mortgagee is hereby irrevocably authorized to assign in Mortgagor's name to such purchaser or transferee all such policies, which may be amended or rewritten to show the interest of such purchaser or transferee.

6.5 **Impound Account.** Mortgagor shall pay to Mortgagee each month (on the first day thereof, together with the principal and interest payments under the Note) an amount estimated by Mortgagee to be equal to (a) the Taxes and Assessments payable under Section 6.3, and (b) premiums next due for all insurance carried under Section 6.4, each such estimate divided by the number of months to lapse preceding the month in which it will become due and Mortgagor irrevocably grants and assigns to Mortgagee a security interest in and to the amounts, if any, so paid by Mortgagor. Such funds shall not be claimed to be held in trust and no sums so paid shall bear interest, except to the extent of the minimum amount of interest, if any, required by law; and Mortgagee shall, unless Mortgagor has committed an Event of Default that shall be continuing, apply such funds to, or (at the sole option of Mortgagee) release such funds to Mortgagor for, payment of such Taxes and Assessments and premiums. If Mortgagor has committed an Event of Default that shall be continuing, Mortgagee may, in its sole discretion, apply all or any part of such sums in order of priority as Mortgagee may determine to any indebtedness secured by this Mortgage. Mortgagor shall restore all of the amounts so applied, as well as correct the other events or conditions constituting the Event of Default not corrected by such application. If the total amount retained in the impound account exceeds the amount of payments actually applied by Mortgagee as set forth above, such excess may be credited by Mortgagee on subsequent payments to be made by Mortgagor hereunder or, at the option of Mortgagor, refunded to Mortgagor; but if the security account shall not be sufficient to pay the sums required at least 30 days before the same are due and payable, Mortgagor deposit with Mortgagee the full amount of any such deficiency within five (5) business days of receipt of notice from Mortgagee indicating any such deficiency. Upon repayment of the amounts evidenced by the Note and the satisfaction of all other obligations of Mortgagor secured hereby, any remaining funds held under this paragraph shall be promptly released to Mortgagor.

6.6 **Liens and Encumbrances.** Except as is specifically permitted by this Mortgage, Mortgagor shall not cause, suffer or create any liens or encumbrances upon the Property; and Mortgagor shall pay at or prior to maturity, all obligations secured by or reducible to liens and encumbrances which now or hereafter shall encumber the Property, whether senior or subordinate hereto, including all claims for work or labor performed, or materials or supplies furnished in connection with any work of improvement upon the Property. Mortgagor may contest any such claim of lien without cost or expense to Mortgagee, but only upon posting, and concurrently supplying to Mortgagee a certified copy of a statutory bond or other security sufficient under applicable law fully to protect any and all of the Property encumbered by such claim of lien and otherwise sufficient in Mortgagee's sole opinion to protect Mortgagee against any judgment in favor of the lien claimant. If Mortgagee is made a party to any litigation concerning this Mortgage, or the Property or any part thereof or interest therein, or the occupancy thereof by any person or entity, then Mortgagor shall indemnify, defend and hold Mortgagee harmless from all claims and liability by reason of such litigation, including any reasonable out-of-pocket attorneys' fees and expenses incurred by Mortgagee whether or not any such litigation is prosecuted to judgment. Any lien or encumbrance hereunder shall be paid and fully discharged by Mortgagor within twenty (20) days after demand by Mortgagee.

6.7 **Disposition of Insurance and Condemnation Proceeds and Damages.**

6.7.1 **Mortgagee's Rights in Proceeds and Damages**. For so long as the Loan remains outstanding, Mortgagor hereby assigns to Mortgagee (a) any award for damages suffered or compensation paid by reason of a taking for public use, or an action in eminent domain, or the exercise of the police power, whether by a condemnation proceeding or otherwise (such as by inverse condemnation), or any transfer of all or any part of the Property in avoidance thereof, affecting the Property, (b) all proceeds of any insurance policies paid by reason of loss sustained to the Property, and (c) all claims, damages, causes of action, against or from any party or parties, with respect to the Property, or any funds received or receivable in connection with any damage to the Property, incurred as a result of any cause whatsoever. All proceeds of any such claims shall be paid by the person or entity making payment directly to Mortgagee and Mortgagor shall do all things necessary to obtain prompt settlement for each loss or claim covered by a policy of insurance. After first deducting all reasonable out-of-pocket costs and expenses of Mortgagee incurred in connection with the settlement or recovery of any proceeds hereunder, Mortgagee may, at its option and without regard to the adequacy of the security hereunder, except as otherwise provided in Section 6.7.2, apply any such sum it retains hereunder to any indebtedness or obligation secured hereby whether due or not, and in such order or priority as Mortgagee may determine; however, after deducting its reasonable out-of-pocket costs and expenses Mortgagee may, at the reasonable discretion of Mortgagee, except as otherwise provided in Section 6.7.2, release to Mortgagor all or any part of the entire amount so collected for reimbursement for costs and expenses incurred by Mortgagor for the repair and restoration of the Property upon any conditions Mortgagee chooses. Application of all or any portion of such funds, or the release thereof, shall not cure or waive any Event of Default or notice of an Event of Default or invalidate any acts done pursuant to such notice. Mortgagor shall execute such further assignments, documents or instruments as Mortgagee may from time to time require in order to evidence the assignment hereunder. If, on any loss of or damage to the Property or on a partial taking or condemnation of the Property, Mortgagee is not entitled under law to retain the entirety of any proceeds or award pursuant to this Section 6.7, then Mortgagee shall be entitled to apply the proceeds or award to the repayment of the Note and any other indebtedness secured by any Loan Document to the extent necessary in Mortgagee's judgment to reduce the Note balance and such other indebtedness by the ratio which the value of the Property remaining encumbered hereby bears to the value of the Property encumbered hereby immediately prior to such loss, damage or partial condemnation or taking, as determined by Mortgagee's appraiser retained for such purpose. In the event any insurance proceeds or condemnation awards are applied by Mortgagee against the Note under this Section 6.7.1, no prepayment premium shall apply.

6.7.2 **Use of Insurance Proceeds to Repair Property**. In the event of damage to or destruction of the Property from any cause actually covered under insurance maintained by Mortgagor hereunder or any available condemnation proceeds, then Mortgagee shall make available to Mortgagor the net insurance proceeds or condemnation proceeds available as a result of such damage or destruction (after deducting costs and expenses incurred by Mortgagee in connection with the settlement or recovery of any proceeds as provided in Section 6.7.1) for use by Mortgagor, in the reconstruction and repair of the damaged or taken improvements to the condition approved by Mortgagee, on the terms and conditions hereinafter set forth. In the event any of the conditions to Mortgagor's right to utilize the net proceeds hereunder are not satisfied or fulfilled at any time, then such net proceeds shall be applied as provided in Section 6.7.1. Such net proceeds shall be made available hereunder only if: (a) no default or an Event of Default shall have occurred and be continuing; (b) Mortgagee is satisfied in its reasonable discretion, that by expenditure of the net proceeds hereunder the Property damaged or destroyed or taken shall be fully restored within a reasonable period of time to the equivalent of its or their original condition and value and all payments required under the Note will continue to be paid; (c) in Mortgagee's reasonable discretion, such work of repair and restoration can be completed in the ordinary course of business within four months from the commencement of work and at least six months prior to the maturity of the Note; (d) Mortgagee has reviewed and approved Mortgagor's plans and specifications for the work of repair and restoration, Mortgagor's architect and any general contractors, subcontractors and material suppliers employed to perform such work; (e) if so required by Mortgagee in its discretion, all general contractors, all major subcontractors and material suppliers have supplied 100% performance and completion bonds and bonds protecting the Property from the imposition of mechanic's or other liens; (f) if the net insurance proceeds or condemnation proceeds available are insufficient for payment of the full cost of restoration or repair and the payments under the Note during the completion period (and re-leasing period, if any), as estimated by Mortgagee, Mortgagor has deposited with Mortgagee sufficient additional funds to insure payment of all such costs, or made arrangements acceptable to Mortgagee for such sufficient additional funds, such additional funds to be disbursed for costs incurred in the manner herein specified prior to the disbursement of any other funds held by Mortgagee; and (g) Mortgagor shall have satisfied such other conditions as Mortgagee may in good faith determine to be appropriate. Disbursement of funds by Mortgagee hereunder shall be subject to all of Mortgagee's then customary construction loan disbursement procedures. Provided that no Event of Default shall have occurred and be continuing, in the event that such damage covered by insurance or condemnation proceeds is reasonably likely to result in repair costs and expenses of less than Ten Thousand Dollars and No/Cents ($10,000.00) or One Hundred Thousand Dollars and No/Cents ($100,000.00) in the aggregate with respect to any one Property, then Mortgagee shall not condition the release of any such funds to Mortgagor on any of the items in the foregoing sentence. No funds held by Mortgagee hereunder shall bear interest; and Mortgagee shall have no duties or obligations with respect thereto, or with respect to the provisions of this Section 6.7.2, other than that of a construction lender; and the reasonable costs and expenses of Mortgagee incurred in connection therewith (including the fees of a construction consultant and disbursing agent) shall be paid by Mortgagor (and Mortgagee shall be entitled to pay such costs and expenses out of the insurance proceeds held by Mortgagee). Specifically, but without limiting the generality of the foregoing, no relationship of trust, or any other duty in the nature of fiduciary duties or otherwise, shall be imposed or implied by the status or actions of Mortgagee hereunder; and under no circumstances shall Mortgagee become obligated to take any action to repair or reconstruct any damaged or destroyed Property. Any net proceeds not disbursed under this Section 6.7.2 shall be disbursed in accordance with Section 6.7.1.

6.8 **Maintenance and Preservation of the Property.**

6.8.1 **Mortgagor's Obligation for Maintenance of Property and Security**. Mortgagor shall: (a) keep the Property in good condition and repair, ordinary wear and tear excepted, and replace any items comprising the applicable Property as they become obsolete or worn out with items of at least the same utility, quality and value, free of any liens or security interests of any kind or character other than the lien of the Loan Documents; (b) not remove or

demolish the Property; (c) restore promptly and in good and workmanlike manner any part of the Property which may be damaged or destroyed; (d) comply with and not suffer any violations of laws, ordinances, regulations, covenants, conditions, restrictions, equitable servitudes and easements, whether public or private, of every kind and character, and requirements of insurance companies and any bureau or agency which establishes standards of insurability; (e) not commit or permit waste of the Property; (f) do all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value or to protect the security hereof; (g) perform and comply with all obligations required to be performed or complied with in leases, licenses, concessions, management agreements, or like agreements affecting the Property or the management, operation, occupation or use thereof; (h) pay any and all charges, assessments or fees imposed in connection with the delivery, installation or maintenance of any utility services or installations on, to or for the Property; (i) not change the character, the nature of the occupancy or use of the Property, or any portion thereof; (j) not drill for or extract, or enter into a lease or any other type of agreement for the drilling for or extraction of, oil, gas or other hydrocarbon substances, or any mineral of any kind, on, in or under the Property; (k) make no assignment of rents of the Property except to Mortgagee; and (l) execute and, where appropriate, acknowledge and deliver, such further documents or instruments as Mortgagee deems necessary or appropriate, in good faith, to preserve, continue and perfect the security provided for herein.

6.8.2 **Mortgagee's Approval Rights for Work**. Mortgagor shall not undertake or suffer to be made any alteration, addition, relocation, removal or demolition of, or structural or other material change in, any building, improvement, fixture, machinery, or equipment comprising the Property, without the prior written approval of Mortgagee, unless (a) the cost of such work does not exceed $10,000.00 on any one Property or $100,000.00 in the aggregate, (b) such work does not materially affect the structure of the building and improvements comprising the Property, or adversely affect or diminish the value of the Property or arise as a result of any material damage or destruction, and (c) such work is designed by licensed professionals and is constructed by licensed contractors, all qualified for such purpose, and in accordance with all applicable laws, ordinances, regulations, permits and approvals. The foregoing shall not limit Mortgagor's obligations under Section 6.8.1 and accordingly, Mortgagor shall seek any consent required under this Section 6.8.2 in connection with its obligations under Section 6.8.1.

6.8.3 **Compliance with Laws.** Mortgagor warrants and represents to Mortgagee that Mortgagor and the Property currently materially comply, and will in the future comply with all applicable laws, ordinances and regulations, and all permits and approvals issued thereunder, affecting Mortgagor's right and qualification to do business, the construction and installation of the improvements located or to be located upon the Property, the operation, leasing, financing or sale of the Property and the occupancy, use and enjoyment thereof. Without limitation on the foregoing, Mortgagor represents and warrants to Mortgagee that it has materially complied with and shall continue to comply with all applicable laws relating to accessibility for the handicapped, including The Architectural Barriers Act of 1968, The Rehabilitation Act of 1973, The Fair Housing Act of 1988, and The Americans With Disabilities Act of 1990. Without the prior written consent of Mortgagee, Mortgagor shall not seek, make or consent to any material change in the lot or parcel boundaries, zoning, conditions of use, or any other applicable land use laws, ordinances, regulations, permits, approvals or licenses pertaining to the Property, or which would constitute a violation of the warranties and representations herein contained, or would change the nature of the use or occupancy of the Property. Mortgagor shall within ten (10) days after receipt thereof by Mortgagor, or its agent or representative, deliver to Mortgagee copies of any and all approvals, permits and licenses procured by Mortgagor with respect to the Property, construction and installation of improvements thereon, or the occupancy, use and enjoyment thereof, pursuant to applicable laws, ordinances, or regulations.

6.9 **Defense and Notice of Actions**. Mortgagor shall, without liability, cost or expense to Mortgagee, protect, preserve and defend title to the Property, the security hereof and the rights or powers of Mortgagee hereunder, by, through, or under Mortgagor, but not otherwise, against adverse claimants to title, or any possessory or non-possessory interest in the Property. Mortgagor

shall give Mortgagee written notice of the filing or occurrence of any such event, action or proceeding, including fire or other casualty causing damage to the Property; notice of condemnation or other taking of the Property; notice from any governmental agency relating to the Property of any violation of law; a change in the nature of the occupancy or use of the Property; or the commencement of any litigation affecting the Property or the title thereto.

6.10 **Collection of Rents, Issues and Profits; Approval of Leases.**

6.10.1 **Mortgagor's Authority to Collect and Retain Rents.** Mortgagee confers upon Mortgagor the license to collect and retain the rents, issues and profits of the Property as they become due and payable, subject, however, to the right of Mortgagee to revoke such license at any time upon the occurrence and during the continuance of an Event of Default, provided that prior written notice thereof is given to Mortgagor. Upon the occurrence and during the continuance of an Event of Default, Mortgagee shall have the absolute right to revoke such authority and collect and retain the rents, issues and profits assigned herein, without taking possession of all or any part of the Property. The right to collect rents and profits herein provided shall not grant to Mortgagee the right to possession, except as expressly herein provided; nor shall such right impose upon Mortgagee the duty to produce rents or profits or maintain the Property in whole or in part. Possession of the Property by a receiver appointed by a court of competent jurisdiction shall not be considered possession of such Property by Mortgagee for purposes hereof. Following the occurrence and during the continuance of an Event of Default, Mortgagee may apply, in its sole discretion and in any order of priority, any rents, issues and profits collected against the costs of collection and any indebtedness secured by or obligations of Mortgagor arising under the Loan Documents. Collection of any rents, issues and profits by Mortgagee shall not cure or waive any Event of Default or notice of Event of Default, or invalidate any acts done pursuant to such notice.

6.10.2 **Mortgagor's Authority to Enter into Leases.** Mortgagor may enter into any lease of the Property, or any portion thereof, or modify or amend or supplement any such lease without the prior written consent of Mortgagee. Mortgagor shall, on demand, execute such further assignments to Mortgagee of any or all leases, agreements, rents, issues or profits of the Property as Mortgagee may require. By the twentieth (20th) calendar day of each calendar month during the term of the Loan, Mortgagor shall deliver to Mortgagee copies of the fully executed originals of any leases or amendments to leases entered into hereunder. All leases of the Property shall be subordinate to this Mortgage unless Mortgagee elects in writing, at its sole option, to subordinate this Mortgage to a particular lease or leases; and all such leases shall provide, in a manner approved by Mortgagee, that the tenant thereunder shall recognize as its lessor and attorn to any person succeeding to the interest of Mortgagor upon foreclosure of this Mortgage (or deed in lieu thereof).

6.11 **Right of Inspection.** Mortgagee, its agents or employees, may enter the Property at any time for the purpose of inspecting such Property or ascertaining Mortgagor's compliance with the terms of any Loan Document.

6.12 **Annual Statements; Books and Records.** Within twenty (20) days after the end of each calendar quarter, Mortgagor shall deliver to Mortgagee balance sheet, operating statements and rent rolls for the Property and, when and if requested by Mortgagee, a financial statement setting forth Mortgagor's then financial condition, all in such form and containing such information as Mortgagee may prescribe. If Mortgagor fails to timely deliver to Mortgagee any annual financial statements required by this paragraph, Mortgagor shall pay to Mortgagee an amount equal to One Hundred Dollars ($100) concurrently with the next payment of interest due under the Note, and Mortgagor shall thereafter pay to Mortgagee an additional One Hundred Dollars ($100) on each monthly payment date until the applicable annual financial statements are delivered to Mortgagor. Such payments shall be retained by Mortgagee to compensate Mortgagee for administrative time incurred with respect to the failure of Mortgagor to timely deliver the applicable annual financial statement. The retention by Mortgagee of any payments made by Mortgagor under this paragraph shall not cure any of Mortgagor's defaults. The financial and operating statements shall

be prepared in accordance with generally accepted accounting principles and practices (or sound and prudent cash based financial statements), consistently applied, and shall be certified as correct by Mortgagor. At the option of Mortgagee, with thirty (30) days prior written notice to Mortgagor of such request, these financial and operating statements shall be accompanied by an unqualified opinion of an independent certified public accountant, satisfactory to Mortgagee, confirming that such statements have been prepared in accordance with generally accepted accounting principles. Mortgagor shall keep books and records of account of all income and expenses of the Property and of its own financial affairs sufficient to permit the preparation of the financial and operating statements in accordance with the standards herein contained. Mortgagee and its designated agents and representatives shall have the absolute right at all times to examine, copy, and audit any such books and records. Mortgagor shall also furnish to Mortgagee promptly upon request such documents and instruments as Mortgagee may request in order to verify the accuracy of any of the information contained in any statement submitted hereunder. All books and records pertaining to the income, expenses, management or operation of the Property shall be kept at the applicable Property unless otherwise approved by Mortgagee; and all books and records pertaining to Mortgagor's financial condition shall be kept at Mortgagor's principal place of business or the office of Mortgagor's accountants.

6.13 **[**Omitted.**]**

6.14 **[**Omitted.**]**

6.15 **[**Omitted.**]**

6.16 **Acceleration Upon Sale or Further Encumbrance.**

6.16.1 **Obligations of Mortgagor Regarding Transfers.** By delivery of this Mortgage, Mortgagor acknowledges that the financial standing and managerial and operational ability of Mortgagor are substantial and material considerations to Mortgagee in its agreement to make the loan evidenced by the Note and that any encumbrance or transfer of an interest in the Property will materially impair Mortgagee's reasonable security hereunder. In order to induce Mortgagee to make the loan evidenced by the Note secured hereby, Mortgagor agrees Mortgagor shall not effect a Transfer (except for a Permitted Transfer), either directly or indirectly, or by operation of law, without in each instance first obtaining Mortgagee's prior written consent, which consent may be withheld for any reason, or given upon such terms and conditions as Mortgagee deems necessary or appropriate, all within Mortgagee's sole and absolute discretion, to the extent permitted by applicable law. A Transfer made in violation of this Section 6.16 shall be considered an immediate Event of Default under the Loan Documents. Any Transfer effected pursuant to a consent or waiver by Mortgagee shall be subject to this Mortgage, and any such direct transferee shall, as a condition of the effectiveness of any such consent or waiver and as a covenant of Mortgagor and such transferee, and in form and substance prescribed by Mortgagee, assume all obligations hereunder and agree to be bound by all provisions contained herein (and, without limitation, such assumption shall contain an express acknowledgment of the prepayment provisions of the Note and their application if there is an acceleration of the Note by reason of a Transfer or otherwise, which acknowledgment shall be separately initialed by the transferee). Such assumption shall not, however, release Mortgagor or any maker or guarantor of the Note from any liability thereunder. Except as herein provided, any transaction or event of any kind effecting a Transfer or further encumbering the Property, or changing the identity of the parties primarily liable for performance of Mortgagor's covenants under this Mortgage, shall constitute an impairment of Mortgagee's security interests under this Mortgage. Notwithstanding anything contained herein or in the Loan Documents to the contrary, at any time and from time to time, Mortgagor or Parent may effect a Transfer that is a Permitted Transfer without Mortgagee's consent. Notwithstanding anything contained herein or in the Loan Documents to the contrary, any issuance, sale, assignment, alienation, conveyance, divestment, transfer, disposition, hypothecation, mortgage or encumbrance of any equity interests in Member in the aggregate of less than fifty percent (50%) of the limited partnership interests in Member to one or more persons or entities shall not require Mortgagee's consent and shall not be a violation of the provisions of Section

6.16 or this Mortgage; provided, that, after giving effect to such issuance, transfer or encumbrance, Parent continues to Control Member, directly or indirectly; provided, however, that all of the following conditions are satisfied with respect to any such Transfer: (A) Mortgagor shall provide Mortgagee ten (10) days' prior written notice thereof, (B) after giving effect to such Transfer, (1) no change of Control occurs in Mortgagor, and (2) if any transferee (together with any of its affiliates) owns directly or indirectly 20% or more of the beneficial interest in Mortgagor, Mortgagee shall have approved such transfer in writing (such approval not to be withheld if Mortgagee determines that the transferee satisfies Mortgagee's "Know Your Borrower" requirements and any other rules, regulations or requirements of law).

6.16.2 **Mortgage Provisions Control Over Other Instruments**. The provisions of this Section 6.16 shall prevail notwithstanding any contrary provisions in the Note or other instrument which evidences or secures obligations hereby secured. Mortgagor shall notify Mortgagee promptly in writing of, but in any event not later than thirty (30) days prior to, any transaction or event which may give rise to a right of acceleration under this Section 6.16.

6.17 **[**Omitted.**]**

6.18 **Defense and Indemnity Rights**. Whenever, under any Loan Document, Mortgagor is obligated to indemnify or defend Mortgagee, or defend or prosecute any action or proceeding, then Mortgagee shall have the right of full participation in any such action or proceeding, with counsel of Mortgagee's choice, and all costs and expenses incurred by Mortgagee in connection with such participation (including attorneys' fees and costs) shall be reimbursed by Mortgagor to Mortgagee immediately upon demand. Mortgagor shall give notice to Mortgagee of the initiation of all proceedings prosecuted or required to be defended by Mortgagor, or which are subject to Mortgagor's indemnity obligations under any Loan Document promptly after the receipt by Mortgagor of notice of the existence of any such proceeding. All reasonable out-of-pocket costs or expenses required to be reimbursed by Mortgagor to Mortgagee hereunder shall, if not paid when due as herein specified, bear interest at the interest rate of the Note or at the Past Due Rate if the Note contains a Past Due Rate, until paid by Mortgagor. As used herein, "proceeding" shall include litigation, arbitration and administrative hearings or proceedings.

6.19 **Destruction of Note**. Mortgagor shall, if the Note is mutilated or destroyed by any cause whatsoever, or otherwise lost or stolen and regardless of whether due to the act or neglect of Mortgagee, execute and deliver to Mortgagee in substitution therefor a restated promissory note (which, among other things, shall declare the original promissory note null and void) within ten (10) days after Mortgagee notifies Mortgagor of any such mutilation, destruction, loss or theft of the Note. Any such new promissory note shall be in full substitution for the Note, shall not constitute any new or additional indebtedness of Mortgagor to Mortgagee, shall constitute solely a substitute evidence of the indebtedness evidenced by the original Note, and shall not affect in any manner the priority of any Loan Document.

6.20 **Provisions Relating to Hazardous Materials.**

6.20.1 Mortgagor represents and warrants that: (a) to Mortgagor's knowledge, the Property complies with all Hazardous Materials Law as to use and conditions on, under or about the Property including soil and groundwater condition; (b) neither Mortgagor nor, to Mortgagor's knowledge, any other person, has used, generated, manufactured, stored or disposed of on, under or about the Property or transported to or from the Property any Hazardous Materials; and (c) to the knowledge of Mortgagor, there are no Hazardous Materials in, attributable to or affecting the Property or the area within 2,000 feet of the Property. Without limitation on the foregoing, to the knowledge of Mortgagor: (i) the primary potable or drinking water source and groundwater has never been known to exceed the EPA Recommended Maximum Contaminant Level Goals set forth under the Safe Drinking Water Act and Clean Water Act, as amended; (ii) there is not and has never been landfill containing decomposable material, petroleum wells, mineral bearing mines, sewage treatment facilities,

underground storage tanks, sinkholes, radon or other toxic emissions within 2,000 feet of any boundary of the Property, and (iii) no electrical transformers, fluorescent light fixtures with ballasts or other equipment containing polychlorinated biphenyls (PCBs) have been located on the Property at any time.

6.20.2 Mortgagor covenants and agrees that Mortgagor shall not cause or permit the presence, use, generation, manufacture, release, discharge, storage or disposal of any Hazardous Materials on, under, in or about the Property, or the transportation of any Hazardous Materials to or from the Property. Mortgagor shall immediately notify Mortgagee in writing of: (a) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened in connection with any Hazardous Materials; (b) any claim made or threatened by any third party against Mortgagor or the Property relating to damage, contribution, cost recovery, compensation, loss or injury to persons or property resulting from any Hazardous Materials, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Property under Hazardous Materials Law. Without Mortgagee's prior written consent, Mortgagor shall not take any remedial action in response to the presence of any Hazardous Materials on, in, under or about the Property, nor enter into any settlement agreement, consent decree or other compromise in respect to any Hazardous Materials (except that in the case of an emergency, Mortgagor shall take such action as may be reasonably required under the circumstances and shall immediately notify Mortgagee in writing of any such action taken).

6.20.3 Mortgagor shall indemnify, defend and hold Mortgagee, its employees, agents, officers and directors (**"Indemnified Parties"**), harmless from and against any claim, action, suit, proceeding, loss, cost, damage, liability, deficiency, fine, penalty, punitive damage or expense (with counsel satisfactory to Mortgagee), protect, save and hold harmless the Indemnified Parties from and against any and all Hazardous Materials Claims and documented out-of-pocket Hazardous Materials Costs suffered or incurred by any of the Indemnified Parties.

6.20.4 At any time during the term of this Mortgage, Mortgagee shall have the right, on seventy-two (72) hours prior written notice to Mortgagor, at Mortgagor's expense, to enter the Property and to conduct such tests and investigations as Mortgagee requires, in the event that Mortgagee has a good faith belief that such tests or investigations are required or advisable, or at any time following an Event of Default, to determine whether any Hazardous Materials are present in, under, on or about the Property. Such tests and investigation shall include underground borings, ground water analyses and borings from the floors, ceilings and walls of any improvements located on the Property.

6.20.5 **"Hazardous Materials Claim"** means any claim, demand, liability, loss, duty, obligation, offset, lien, right or cause of action of any nature (whether or not known, anticipated or suspected by Mortgagee or capable of being known, anticipated or suspected by Mortgagee) made, incurred, threatened, instituted or brought at any time, directly or indirectly and in any manner or forum, by reason of or in connection with any (i) use, generation, manufacture, production, transportation, treatment, storage, release, threatened release, discharge, disposal, or presence or suspected presence of, or exposure of any person or property to, any Hazardous Material on, under, or about any Property; (ii) migration, escape, seepage, leakage, spillage, emission or release from any Property of any Hazardous Material present on, under or about such Property; or (iii) violation of or failure to materially comply with any Environmental Law by Mortgagee or any predecessor in title to Mortgagee at any time.

6.20.6 **"Hazardous Materials Costs"** means any and all damages, losses, fines, penalties, awards, assessments, charges, fees, costs and expenses of any nature suffered or incurred by any person as a result of or in connection with any Hazardous Materials Claim, including (i) compensatory, exemplary, consequential and incidental damages, including damages for injuries to persons or property, (ii) remediation, removal, response, abatement, cleanup, compliance, legal, investigative, preventive, planning, monitoring and related costs, (iii) costs relating to any judicial,

administrative, arbitration or mediation action, suit, hearing or proceeding, including court costs, filing fees, charges for transcripts, arbitrators' or mediators' fees and witness fees, and (iv) the actual fees and disbursements of outside legal counsel and accountants and the reasonable charges of in-house counsel and accountants, but Hazardous Materials Costs shall not include any damages, losses, fines, penalties, awards, assessments, charges, fees, costs or expenses to the extent determined by a final decision of a court of competent jurisdiction to arise out of conditions not existing on or after the date on which Mortgagor or any person or entity directly or indirectly affiliated in any way with Mortgagor first acquires title to the applicable Property or any portion of or interest in such Property in connection with any judicial or non-judicial foreclosure of the lien of the applicable Mortgage or by means of a conveyance (whether or not in lieu of foreclosure) made by Mortgagee or any direct or indirect successor to any of Mortgagee 's interest in such Property or any portion of such Property.

6.20.7 "**Hazardous Materials Law**", for purposes of this Section 6.20, means any federal, state, or local law, ordinance or regulation or any rule adopted or guideline promulgated pursuant thereto, or any order, ruling or directive of any federal, state, local, executive, judicial, legislative, administrative or other governmental or public agency, board, body or authority relating to health, industrial hygiene, the environment, or the occupational or environmental conditions on, under or about the Property (including ambient air, soil, soil vapor, groundwater, surface water or land use), whether now or hereafter in force, including those relating to the release, emission or discharge of Hazardous Materials, those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the Property. "Hazardous Materials Law" shall include the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, and the Carpenter-Presley-Tannel Hazardous Substance Account Act, as the same are now or hereafter amended.

6.20.8 "**Hazardous Materials**", for purposes of this Section 6.20, means any chemical, substance, object, condition, material or waste that is or may be hazardous to human health or safety or to the environment, due to its radioactivity, ignitability, corrosivity, flammability, reproductive toxicity, infectiousness or other harmful properties or effects, including all chemicals, substances, materials and wastes that are now or hereafter may be regulated in any manner, classified as dangerous, hazardous or toxic, or as pollutants or contaminants, or to which exposure is prohibited or restricted by any federal, state or local government or public agency, board, body or authority or by any Hazardous Material Law. "Hazardous Materials" include flammable explosives, radioactive materials, polychlorinated biphenyls, asbestos, hazardous waste, radon, toxic substances or other related materials whether in the form of a chemical, element, compound, solution, mixture or otherwise, including those materials defined as "hazardous substances", "hazardous materials", "toxic substances", "air pollutants", "toxic pollutants", "hazardous wastes", "extremely hazardous waste" or "restricted hazardous waste" by any Hazardous Materials Law. Notwithstanding anything to the contrary herein, there may be used on the Property commonly used household items such as, without limitation, paint and cleaning supplies and substances if used in the ordinary course of business of operating the Property, so long as in compliance with Hazardous Material Laws.

6.20.9 Nothing herein shall be construed for purposes of any Hazardous Materials Law as devolving control of the Property or imposing owner or operator status on Mortgagee.

6.20.10 Intentionally deleted.

6.21 **Default Provisions.**

6.21.1 **Rights and Remedies**. At any time after the occurrence and during the continuance of an Event of Default, Mortgagee shall have each and all of the following rights and remedies:

(a) **Immediate Payment of Obligations**. With notice, to declare all obligations secured by any Loan Document immediately due and payable.

(b) **Cure Default**. With or without notice, and without releasing Mortgagor from any obligation hereunder, to cure any default of Mortgagor and, in connection therewith, to enter upon the Property in person, or by an agent or employee, or by a receiver appointed by a court of competent jurisdiction, and to do such acts and things as Mortgagee may deem necessary or desirable to protect the security hereof.

(c) **Judicial Proceedings**. To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this Mortgage as a mortgage, or without regard to the adequacy of any security for the indebtedness secured hereby, to obtain specific enforcement of the covenants of Mortgagor hereunder, for an injunction against any violation of this Mortgage, the appointment of a receiver, or for such other equitable relief as may be appropriate, in addition to any other remedies Mortgagee may otherwise have.

(d) **Manage and Operate Property**. To enter upon, possess, manage and operate the Property, or any part thereof, either in person, or by an agent or employee, or by a receiver appointed by a court of competent jurisdiction; to make, terminate, enforce or modify leases of the Property upon such terms and conditions as Mortgagee deems necessary or proper and to act in any manner which Mortgagee may deem necessary or desirable in connection therewith; and to make repairs, alterations and improvements to the Property necessary, in Mortgagee's judgment, to protect or enhance the security hereof. All sums realized by Mortgagee under this Section 6.21.1(d), less all costs and expenses incurred by it hereunder, including attorneys' fees and costs actually incurred, shall be applied on any indebtedness secured hereby in such order of priority as Mortgagee shall determine. Neither application of such sums to such indebtedness, nor any other action taken by Mortgagee under this Section 6.21.1(d), shall cure or waive any Event of Default or notice of Event of Default or nullify the effect of any such notice.

(e) **[**Omitted**]**.

(f) **Resort to Security**. To resort to and realize upon the security hereunder and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may in its sole discretion determine. Resort to any or all such security may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both.

(g) **Appointment of Receiver**. To apply to any court having jurisdiction to appoint a receiver or receivers for the Property, as a matter of right and without notice to Mortgagor or anyone claiming under Mortgagor, and without regard to the then value of the Property or the adequacy of any security for the obligations secured hereby, Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided herein. Mortgagor agrees to promptly deliver to any such receiver all leases, rents, issues and profits (including security deposits), documents, financial data and other information requested by such receiver in connection with the Property and, without limiting the foregoing, Mortgagor hereby authorizes Mortgagee to deliver to any such receiver any or all of the leases, rents, issues and profits, documents, data and information in Mortgagee's possession relating to the Property.

(h) **Exercise Other Rights and Remedies**. To exercise or invoke any and all other rights and remedies as may be available to Mortgagee now or hereafter at law or in equity.

No action taken, or right or remedy invoked, by Mortgagee under this Section 6.21.1, including the appointment of a receiver for the Property, or the entry into possession of the Property, or any part thereof, by such receiver, or otherwise, shall be deemed to make Mortgagee a "mortgagee in possession" or otherwise responsible or liable in any manner with respect to the Property, or the use, occupancy, enjoyment or operation of all or any part thereof. In no event shall Mortgagee be required to accept a cure of any default beyond the applicable grace, notice and cure periods provided in the Loan Documents, if any, notwithstanding any statement or provision to the effect that rights or remedies are available while an Event of Default "exists", "continues" or is "outstanding", or during the "existence" or "continuation" of an Event of Default (or any similar statement or provision) in any of the Loan Documents, or anything else in the Loan Documents.

6.21.2 **Payment of Costs, Expenses and Attorneys' Fees**. All out-of-pocket costs and expenses incurred by Mortgagee pursuant to Section 6.21.1 (including court costs and attorneys' fees, whether or not incurred in litigation and whether or not foreclosure is concluded, including, without limitation, attorney's fees incurred in connection with any judicial or nonjudicial foreclosure of this Mortgage or the other Loan Documents, or in connection with both judicial and nonjudicial foreclosure, if Mortgagee shall elect to pursue each such remedy whether concurrently or independently) shall be secured by this Mortgage and shall bear interest at the interest rate of the Note or at the Past Due Rate if the Note contains a Past Due Rate, from the date of expenditure until such sums have been paid. Mortgagee shall be entitled to bid, at any sale of the Property held pursuant to Section 6.21.1€ above, the amount of all such costs, expenses, and interest in addition to the amount of any other obligations hereby secured by a credit bid as the equivalent of cash.

6.21.3 **Remedies Cumulative; No Waiver**. All rights and remedies of Mortgagee hereunder are cumulative and not alternative, and are in addition to all rights and remedies otherwise provided by law. No exercise of any right or remedy by Mortgagee shall constitute a waiver of any other right or remedy. No delay or omission by Mortgagee to exercise any right, power or remedy hereunder shall impair any such right or remedy, or be construed as a waiver of any Event of Default, or any acquiescence therein. By accepting payment of any sum secured hereby after its due date or later performance of any obligation secured hereby, Mortgagee shall not waive its right against any person obligated directly or indirectly hereunder, or on any obligation hereby secured, either to require prompt payment when due of all other sums so secured or to declare an Event of Default for failure to make such prompt payment or render such performance; and Mortgagee's acceptance of partial payment of any sum secured hereby after its due date (which may be applied to such outstanding payment obligations as Mortgagee may elect, notwithstanding Mortgagor's instructions to the contrary), or acceptance of partial performance of any obligation secured hereby in default, shall not cure such payment failure or default, or affect any notice of an Event of Default or sale heretofore given or recorded, unless such notice is expressly revoked in writing by Mortgagee.

6.21.4 **Releases, Extensions, Modifications and Additional Security**. Without affecting the liability of any person for payment of any indebtedness secured hereby, or the lien or priority of this Mortgage or any other Loan Document upon the Property, Mortgagee may, from time to time, with or without notice, do one or more of the following: release the liability of any person for the payment of any indebtedness secured hereby; make any agreement or take any action extending the maturity or otherwise altering the terms or increasing the amount of any indebtedness secured hereby; and accept additional security, or release all or a portion of the Property and other security held to secure the indebtedness secured hereby. If Mortgagee holds any other or additional security for the payment of any indebtedness or performance of any obligation hereby secured, then any sale or foreclosure of such security upon any Event of Default, in the sole discretion of Mortgagee, may be prior to, subsequent to, or contemporaneous with, any sale or foreclosure hereunder and any property in which Mortgagee holds a security interest may be sold as a unit with the Property.

6.21.5 **Marshalling of Assets**. Mortgagor waives all right to require a marshalling of assets by Mortgagee; and Mortgagor waives the right to require Mortgagee to resort first to any portion of the Property (or any portion thereof) retained by Mortgagor before resorting to

any other portion of the Property (or any portion thereof) which may have been transferred or conveyed subject hereto, whether such resort to security is undertaken by non-judicial sale or through proceedings in judicial foreclosure.

6.22 **Amendments**. This Mortgage may be amended at any time and from time to time only by an amendment in writing, executed by Mortgagee and Mortgagor, and recorded or filed as required by applicable law for the giving of constructive notice.

6.23 **Consents**. Any consent or waiver by Mortgagee to or of any term, covenant or condition under this Mortgage, or of any Event of Default, or failure by Mortgagee to insist upon strict performance by Mortgagor of any term, covenant or condition contained in any Loan Document, shall be effective or binding on Mortgagee only if made in writing by Mortgagee and no such consent or waiver shall be implied from any conduct or act of Mortgagee, or any omission by Mortgagee to take action with respect to any such term, covenant, condition or default. No express written consent to or waiver of any term, covenant or condition of this Mortgage or Event of Default shall affect any other term, covenant or condition, or any other matter or Event of Default, or cover any other time period or event, other than the application of any such term, covenant or condition to the matter as to which a consent or waiver has been given or the Event of Default, time period or event specified in such express consent or waiver.

6.24 **Further Assurances**. Mortgagor shall, upon request by Mortgagee, execute, with acknowledgment or affidavit if required, and deliver, any and all documents and instruments required to effectuate the provisions hereof.

6.25 **Statement of Condition**. From time to time as required by law, Mortgagee shall furnish to Mortgagor such statements as may be required by law concerning the condition of the obligations secured hereby. As a condition to Mortgagee's obligation to issue any such statement, Mortgagor shall pay to Mortgagee such charge as Mortgagee has established for the issuance of such statements, or the maximum amount allowed by law for each such statement, if such amount is less than Mortgagee's charge.

6.26 **Mortgagor and Mortgagee Defined**. As used in this Mortgage, the term "Mortgagor" includes each original signatory of this Mortgage as Mortgagor and each of its permitted successors and assigns; and the term "Mortgagee" includes the Mortgagee named herein or any future owner or holder, including pledgees, of any note, notes or instrument secured hereby, or any participation therein.

6.27 **Rules of Construction**. When the identity of the parties or other circumstances make appropriate, the neuter gender shall include the feminine and masculine, and the singular number shall include the plural. Specific enumeration of rights, powers and remedies of Mortgagee and of acts which they may do and of acts Mortgagor must do or not do shall not exclude or limit the general. The headings of each Section are for information and convenience and do not limit or construe the contents of any provision hereof. The provisions of this Mortgage shall be construed as a whole according to their common meaning, not strictly for or against any party and consistent with the provisions herein contained, in order to achieve the objectives and purposes of these trusts. The use in this Mortgage (including any Exhibit hereto) of the words "including", "such as" or words of similar import when following any general term, statement or matter shall not be construed to limit such statement, term or matter to the specific items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such statement, term or matter; the use herein of the words "costs" or "expenses" shall include the cost of title evidence and fees and costs of attorneys for Mortgagee; and the use herein of the word "prompt", or "immediately" in any form, or words of similar import, when used with reference to any notice required to be given or act to be undertaken by Mortgagor shall mean notice given or act performed not later than five (5) days after the occurrence of the specified event for which notice or action is required, unless another time period is made expressly applicable. If Mortgagor is composed

of more than one person or entity, then the obligations of Mortgagor under this Mortgage, the Note and under the other Loan Documents are joint and several; and each covenant, warranty, representation and agreement of Mortgagor hereunder and thereunder shall be deemed made by each such person or entity comprising Mortgagor, both individually and collectively.

6.28 **Severability**. If any term of this Mortgage, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Mortgage, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Mortgage shall be valid and enforceable to the fullest extent permitted by law.

6.29 **Successors in Interest**. Subject to the limitations herein contained regarding Transfers, the terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the parties, and their respective heirs, successors and assigns, and shall also be binding upon all tenants, lessees, occupants or other persons in possession of all, or any part of, the Property, or holding under Mortgagor.

6.30 **Estoppel Certificates; Information to Third Persons**.

6.30.1 **Execution of Estoppel Certificates by Mortgagor**. Within ten (10) days after Mortgagee's request therefor, Mortgagor shall deliver a duly acknowledged written statement setting forth the amount of the indebtedness secured by this Mortgage, stating either that no setoffs or defenses exist against the Mortgage, or, if such setoffs or defenses are alleged to exist, the specific nature thereof, and attesting to such other matters with respect to this Mortgage, or any indebtedness secured hereby, which Mortgagee may request. Failure of Mortgagor to execute, acknowledge and return such statement within the time period herein specified shall be deemed an admission by Mortgagor that the information contained in the statement is true and correct. Mortgagor acknowledges that any statement rendered hereunder may be relied upon by any transferee or assignee of Mortgagee, or any other person or entity participating in the Note or this Mortgage.

6.30.2 **Mortgagor's Obligation to Supply Information to Third Persons**. If, at any time, Mortgagee desires to sell, transfer or grant a participation interest in all or any portion of the Note, this Mortgage or any other Loan Document to any third person, Mortgagor shall furnish in a timely manner any and all information concerning the Property and leases thereof, and concerning Mortgagor's and the Property's financial condition, which information is requested by Mortgagee or such person in connection with any such sale, transfer or participation. All such financial information shall conform to the standards set forth in Section 6.12 and shall otherwise be in such form, substance and detail as Mortgagee, or such person, may require.

6.31 **Commingling of Funds**. No sums collected or retained by Mortgagee shall be deemed to be held in trust; and Mortgagee may commingle any and all such funds or proceeds with its general assets and shall not be liable for the payment of any interest or other return thereon, except to the minimum extent required by law.

6.32 **Certain Warranties and Representations**. All representations and warranties contained in any Loan Document, and each representation or warranty of Mortgagor incorporated by reference therein or herein, and any modification or amendment thereof, shall survive the closing and funding of the loan, shall not be deemed to have merged herein or in any other document or instrument delivered concurrently herewith or hereafter, and shall remain as continuing representations and warranties of Mortgagor so long as any portion of the indebtedness secured hereby remains unpaid.

6.33 **Mortgagor Waiver of Rights**. Mortgagor waives, to the extent permitted by law, (a) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Property, (b) all rights of redemption, valuation,

appraisement, stay of execution, notice of election to mature or declare due the whole of the obligation secured hereby in the event of foreclosure of the liens hereby created, (c) all rights and remedies which Mortgagor may have or be able to assert by reason of the laws of the State of Florida pertaining to the rights and remedies of sureties, (d) the right to assert any statute of limitations as a bar to the enforcement of the lien of this Mortgage or to any action brought to enforce the Note or any other obligation secured hereby, and any rights, legal or equitable, to require marshalling of assets or to require foreclosure sales in a particular order. Mortgagee shall have the right to determine the order in which the Property shall be subjected to the remedies provided herein. Mortgagee shall have the right to determine the order in which any of all portions of the obligations secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein.

6.34 **Effect of Waivers.** Mortgagor acknowledges, warrants and represents in connection with each waiver of any right or remedy of Mortgagor contained in this Mortgage, the Note, or any other Loan Document, that it has been fully informed with respect to, and represented by counsel of its choice in connection with, such rights and remedies, and all such waivers, and after such advice and consultation, has presently and actually intended, with full knowledge of its rights and remedies otherwise available at law or in equity, to waive or relinquish such rights and remedies to the full extent specified in each such waiver.

6.35 **Late Charges; Past Due Rate; Prepayment.** The Note may contain provisions imposing a late charge and past due rate of interest if payments are not timely made, and prepayment restrictions and premiums as more particularly described in the Note.

6.36 **[**Omitted**].**

6.37 **Governing Law.** This Mortgage shall be governed by and construed and enforced in accordance with the laws of the State of Florida (without regard to conflicts of law), except where federal law is applicable (including, without limitation, any applicable federal law preempting state laws).

6.38 **Notices.** Except when otherwise required by law, any notice which a party is required or may desire to give the other shall be in writing and may be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows to Mortgagee and as provided on the Addendum as to Mortgagor (subject to the right of a party to designate a different address for itself by notice similarly given at least 15 days in advance):

To Mortgagor:

REVEN HOUSING FLORIDA, LLC
7911 Herschel Avenue
Suite 201
La Jolla, California 92037
Attention: Thad Meyer

To Mortgagee:

SILVERGATE BANK
4275 Executive Square
Suite 800
La Jolla, California 92037-1492
Attention: Commercial Loan Department

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given. Mortgagor requests that a copy of any notice of default and notice of sale hereunder by mailed to Mortgagor as provided on the Addendum.

6.39 **Sale of Participation.** Mortgagee may, at any time, sell, transfer, assign or grant participations herein and in any and all notes and other obligations secured hereby, and Mortgagee may forward to each participant and prospective participant all documents and information which Mortgagee now has or later may acquire relating to those obligations and to Mortgagor, and any partners or joint venturers of Mortgagor, whether furnished by Mortgagor or otherwise, as Mortgagee determines necessary or desirable.

6.40 **Representation by Legal Counsel.** Mortgagor acknowledges that it has been advised by Mortgagee to seek the advice of legal counsel in connection with the negotiation and preparation of the Loan Documents. If Mortgagor has chosen not to obtain legal representation, whether due to cost considerations or for other reasons, the lack of such representation shall not furnish Mortgagor with any defense to the enforcement of Mortgagee's obligations under the Loan Documents.

6.41 **Reimbursement of Expenses.** Mortgagor shall pay all expenses incurred by Mortgagee in connection with the making or administration of the Loan, including fees and expenses of Mortgagee's attorneys, environmental, engineering and other consultants, and fees, charges or taxes for the recording or filing of Loan Documents, audit costs, attorneys' fees and costs, and inspection fees, and fees and costs relating to settlement of condemnation and casualty awards, and premiums for title insurance and endorsements thereto.

6.42 **Management.** There shall be no change in the day-to-day control and management of Mortgagor; nor shall there be any change in any manager of the Property without the prior written consent of Mortgagee, to be granted or withheld by Mortgagee in good faith. Mortgagor shall not terminate, replace or appoint any manager or terminate, amend or enter into any management agreement for the Property without Mortgagee's prior written approval, to be granted or withheld by Mortgagee in good faith. Each property manager shall hold and maintain all necessary licenses, certifications and permits required by law. Mortgagor shall fully perform all of its covenants, agreements and obligations under any management agreement of the Property. Any management agreement will be subordinated to Mortgagee's rights hereunder.

7. **Representations and Warranties.** Mortgagor represents and warrants to Mortgagee that:

7.1 **Organization and Power.** Mortgagor and each Additional Essential Party that is not an individual is duly organized, validly existing and in good standing under the laws of the state of its formation or existence, and is in compliance with legal requirements applicable to doing business in the State. Mortgagor is not a "foreign person" within the meaning of § 1445(f)(3) of the Internal Revenue Code.

7.2 **Validity of Loan Documents.** The execution, delivery and performance by Mortgagor and each Additional Essential Party of the Loan Documents: (1) are duly authorized and do not require the consent or approval of any other party or governmental authority which has not been obtained; and (2) will not violate any law or result in the imposition of any lien, charge or encumbrance upon the assets of any such party, except as contemplated by the Loan Documents. The Loan Documents constitute the legal, valid and binding obligations of Mortgagor and each Additional Essential Party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors' rights.

7.3 **Liabilities; Litigation.**

7.3.1 Any financial statements delivered by Mortgagor and each Additional Essential Party are materially true and correct with no significant change since the date of preparation. Except as disclosed in such financial statements, there are no liabilities (fixed or contingent) affecting the Property, Mortgagor or any Additional Essential Party. Except as disclosed in such financial statements and to the knowledge of Mortgagor, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Mortgagor, threatened, against the Property, Mortgagor or any Additional Essential Party which if adversely determined could have a material adverse effect on such party, the Property or the Loan.

7.3.2 Neither Mortgagor nor any Additional Essential Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and neither Mortgagor nor any Additional Essential Party has knowledge of any Person contemplating the filing of any such petition against it.

7.4 **Taxes and Assessments**. The Property is comprised of one or more parcels, each of which constitutes a separate legal parcel and a separate tax lot and none of which constitutes a portion of any other tax lot. There are no pending or, to Mortgagor's best knowledge, proposed, special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

7.5 **Other Agreements; Defaults**. Neither Mortgagor nor any Additional Essential Party is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which might adversely affect in any material respect, the use or value of the Property or the business, operations, or condition (financial or otherwise) of Mortgagor or any Additional Essential Party. Neither Mortgagor nor any Additional Essential Party is in violation of any agreement which violation would have a material adverse effect on the Property, Mortgagor, or any Additional Essential Party or Mortgagor's or any Additional Essential Party's business, properties, or assets, operations or condition, financial or otherwise.

7.6 **Compliance with Law.**

7.6.1 Mortgagor and each Additional Essential Party, and, to Mortgagor's actual knowledge, each tenant at the Property, has all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, lease and operate the Property and carry on its business, and the Property is in compliance with all applicable legal requirements in all material respects and is free of structural defects, and all building systems contained therein are in good working order, subject to ordinary wear and tear. The Property does not constitute, in whole or in part, a legally nonconforming use under applicable legal requirements;

7.6.2 No condemnation has been commenced or, to Mortgagor's knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property; and

7.6.3 The Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary or convenient to the full use and enjoyment of the Property is located in the public right-of-way abutting the applicable Property, and all such utilities are connected so as to serve the applicable Property without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting the applicable Property. All roads necessary for the full utilization of the Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities.

7.7 **Location of Mortgagor**. Mortgagor's principal place of business and chief executive offices are located at the address stated in the Addendum hereto.

7.8 **ERISA**. Mortgagor has not established any pension plan for employees which would cause Mortgagor to be subject to the Employee Retirement Income Security Act of 1974, as amended.

7.9 **Margin Stock**. No part of proceeds of the Loan will be used for purchasing or acquiring any "margin stock" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

7.10 **Tax Filings**. Mortgagor and each Additional Essential Party have filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Mortgagor and each Additional Essential Party, respectively.

7.11 **Solvency.** Giving effect to the Loan, the fair saleable value of Mortgagor's assets exceeds and will, immediately following the making of the Loan, exceed Mortgagor's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Mortgagor's assets is and will, immediately following the making of the Loan, be greater than Mortgagor's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured, Mortgagor's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Mortgagor does not intend to incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by Mortgagor and the amounts to be payable on or in respect of obligations of Mortgagor).

7.12 **General Facts**. No statement of fact made by or on behalf of Mortgagor or any Additional Essential Party in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Mortgagor which has not been disclosed to Mortgagee which adversely affects, nor as far as Mortgagor can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Mortgagor or any Additional Essential Party.

7.13 **Representations and Warranties on Leases**. Mortgagor represents and warrants to Mortgagee with respect to leases of the Property that: (1) the rent roll delivered to Mortgagee is true and correct in all material respects, and the leases are valid and in and full force and effect; (2) the leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (3) the copies of the leases delivered to Mortgagee are true and complete; (4) to the knowledge of Mortgagor, neither the landlord nor any tenant is in default under any of the leases; (5) Mortgagor has no knowledge of any notice of termination or default with respect to any lease; (6) Mortgagor has not assigned or pledged any of the leases, the rents or any interests therein except to Mortgagee; (7) no tenant or other party has an option to purchase all or any portion of the Property; (8) no tenant has the right to terminate its lease prior to expiration of the stated term of such lease, except as stated in each such lease; and (9) no tenant has prepaid more than one month's rent in advance (except for bona fide security deposits not in excess of an amount equal to one month's rent).

7.14 **Physical Condition of Property.** There are no material physical or mechanical defects of the Property, including, without limitation, the structural and load bearing components of the Property, the roof(s), the parking lot(s), the plumbing, heating, air conditioning and electrical systems, and all such items are in good operating condition, ordinary wear and tear excepted.

7.15 **Accuracy of Documents and Instruments**. The survey, mechanical and structural plans and specifications, soil reports, leases, certificates of occupancy, warranties, operating statements, rent roll and income and expense reports, and all other books and records relating to the Property and all other contracts or documents delivered to Mortgagee in connection with this Agreement are true, correct and complete copies of such documents, and are in full force and effect, without default by (or notice of default to) any party.

7.16 **Condemnation**. Mortgagor does not have knowledge of any condemnation, environmental, zoning or other land-use regulation proceedings, either instituted or planned to be instituted, which would detrimentally affect the use, operation or value of the Property, nor has Mortgagor received notice of any special assessment proceedings affecting the Property.

7.17 **No Litigation**. There is no litigation pending or, after due and diligent inquiry, to the best of Mortgagor's knowledge threatened, against Mortgagor or any tenant at the Property that might detrimentally affect the value or the use or operation of the Property for its intended purpose or the ability of Mortgagor to perform its obligations under this Agreement.

7.18 **Title to Property**. Mortgagor is the legal and equitable owner of the Property, with full right to convey a security interest in the same, and without limiting the generality of the foregoing, Mortgagor has not granted any option or right of first refusal or first opportunity to any party to acquire any interest in the Property.

7.19 **Wetlands**. No portion of the Property is located in a wetland area, as defined by applicable laws, or in a designated or recognized floodplain, flood plain district, flood hazard area or area of similar characterization. No commercial use of any portion of the Property will violate any requirement of the United States Corps of Engineers or laws relating to wetland areas.

7.20 **No Anticipated Lease Terminations**. Except as may have been disclosed in writing to Mortgagee, none of the tenants at the Property has indicated to Mortgagor either orally or in writing its intent to terminate its respective lease prior to expiration of the respective term of such Lease.

8. **Waiver of Jury Trial**. TO THE MAXIMUM EXTENT PERMITTED BY LAW, MORTGAGOR AND MORTGAGEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE, THE LOAN, OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF MORTGAGEE OR MORTGAGOR OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR THE PROPERTY. THIS WAIVER IS A MATERIAL INDUCEMENT FOR MORTGAGEE TO MAKE THE LOAN TO MORTGAGOR.

9. **Special Florida Provisions.**

Section 9.1 Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 9 and the other terms and conditions of this Security Instrument, the terms and conditions of this Article 9 shall control and be binding.

Section 9.2 Choice of Law. At the end of Section 6.37 (Governing Law), add the following: "THE PROCEDURES GOVERNING THE ENFORCEMENT BY MORTGAGEE OF ITS FORECLOSURE AND PROCEDURAL REMEDIES AGAINST MORTGAGOR UNDER THIS SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE REAL PROPERTY OR OTHER ASSETS SITUATED IN FLORIDA, INCLUDING BY WAY OF ILLUSTRATION, BUT NOT LIMITATION, ACTIONS FOR FORECLOSURE, REPLEVIN, FOR CLAIM

AND DELIVERY OF PROPERTY, FOR INJUNCTIVE RELIEF OR FOR THE APPOINTMENT OF A RECEIVER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA."

Section 9.3 Future Advances. This Mortgage shall secure such future advances as may be made by Mortgagee, at its option and for any purpose, within 20 years from the date of this Mortgage. All such future advances shall be included within the "indebtedness" secured by this Mortgage and shall be secured to the same extent as if made on the date of the execution of this Mortgage, and shall take priority from the time this Mortgage is filed for record as provided by law. The total amount of indebtedness secured by this Mortgage may decrease or increase from time to time, but the total unpaid balance so secured at any one time shall not exceed twice the original principal amount of the Note, plus interest and any disbursements made for the payment of taxes, levies or insurance on the Property, with interest on those disbursements, plus any increase in the principal balance as the result of negative amortization or deferred interest. Without the prior written consent of Mortgagee, which Mortgagee may grant or withhold in its sole discretion, Mortgagor shall not file for record any notice limiting the maximum principal amount that may be secured by this Mortgage to a sum less than the maximum principal amount set forth in this paragraph.

Section 9.4 Assignment of Rents. Notwithstanding anything to the contrary contained in Section 3 of this Mortgage, the assignment of rents contained in this Mortgage is intended to, and does, constitute an assignment of rents as contemplated in Florida Statutes, Section 697.07. If an Event of Default then exists, Mortgagee shall be entitled to the remedies provided in said Section 697.07, in addition to all rights and remedies, whether procedural or substantive, in effect at the time of execution or enforcement of this Security Instrument. Nothing contained in this Section 9.4 will diminish, alter, impair, or affect any other rights and remedies of Mortgagee, including but not limited to, the appointment of a receiver, nor will any provision herein, diminish, alter, impair or affect any rights or powers of the receiver in law or equity or as set forth elsewhere in this Mortgage. In addition, this assignment of rents will be fully operative without regards to value of the Property or without regard to the adequacy of the Property to serve as security for the obligations owed by Mortgagor to Mortgagee, and will be in addition to any rights arising under Florida Statutes, Section 697.07. Except for the notices of default required under this Mortgage, if any, to the extent permitted by law, Mortgagor waives any further notice of default or demand for turn over of Rents to Mortgagee under Florida Statutes, Section 697.07(3).

Section 9.5 Maturity Date. The Loan shall be due and payable in full on or before March 5, 2020.

Section 9.6 No Limitation on Recovery. Nothing in this Mortgage or in the "NOTE TO RECORDER" shall be deemed a limitation on the amount of recovery under this Mortgage.

[Signatures begin on the following page]

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage on the day and year set forth above.

______________________ Witness Signature ______________________ Print Witness Name ______________________ Witness Signature ______________________ Print Witness Name	**REVEN HOUSING FLORIDA, LLC**, a Delaware limited liability company By: Reven Housing REIT, Inc., a Maryland corporation, its Sole Member By: ______________________ Name: Thad Meyer Title: Chief Financial Officer

NOTARY ACKNOWLEDGMENT

> A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA)
)ss.
COUNTY OF SAN DIEGO)

On March 10, 2015, before me, RUSSELL E INGLEDEW
(Insert Name and Title of Notary Public)
personally appeared THADDEUS MEYER who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature of Notary [Notary Seal]

RUSSELL E. INGLEDEW
Commission # 2076267
Notary Public - California
San Diego County
My Comm. Expires Jul 29, 2018

Exhibit "A"

Legal Description

See attached.

Exhibit "B"

ADDENDUM TO MORTGAGE

The following provisions are made a part of the Mortgage with Security Agreement, Assignment of Leases and Fixture Filing (the "**Mortgage**") to which this Addendum is attached:

1. **Certain Limitations on Mortgagee's Remedies**. The Note secured hereby contains certain provisions which impose certain limitations on Mortgagee's right, otherwise available under this Mortgage or at law, to enforce against Mortgagor a judgment imposing personal liability on Mortgagor for a deficiency in payment of the indebtedness evidenced by the Note.

2. **Impounds for Taxes and Insurance**. The obligation to make payments under Section 6.5 (other than flood insurance) shall only apply (a) if Mortgagor fails for any reason to make payment prior to when due of any premium for any policy of insurance carried under Section 6.4 (or fails to provide timely evidence of such payment of insurance as provided herein), (b) if Mortgagor fails for any reason to make payment prior to when due of any Taxes or Assessments in accordance with Section 6.3, or (c) at Mortgagee's option exercised at any time during the existence of any Event of Default. Notwithstanding the foregoing, this paragraph shall not apply to any impound obligations of Mortgagor with respect to any flood insurance premiums if flood insurance is required for all or part of the Property.

3. **Additional Essential Party**. "Additional Essential Parties" shall mean Reven Housing REIT, Inc., a Maryland corporation.

4. **Notice**. The address of the Mortgagor for notice pursuant to Section 6.39 of the Mortgage is as follows:

Reven Housing Florida, LLC
7911 Herschel Avenue
Suite 201
La Jolla, California 92037
Attention: Thad Meyer

5. **Principal Amount**. The principal amount of the Note is $3,526,985.00

Payment obligations under the Loan are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason against Mortgagee. Mortgagor is unconditionally and irrevocably obligated to make the payments required under the Loan Documents notwithstanding any damage to, defects in or destruction of any part of the Property or any other event, including obsolescence of any property or improvements.

Exhibit "B" C

Parcel 17:

304 Gwinnett Rd. (**CLAY COUNTY**)

Lot 11, Block 15, Meadowbrook Unit Three, according to the map or plat thereof, as recorded in Plat Book 6, Page(s) 36, of the Public Records of **Clay County**, Florida.